Compass

Matthew Owens
182 Liverpool Road
London N1 1LA
UK

6 March 2024

STRICTLY PRIVATE & CONFIDENTIAL

Dear Matthew,

Changes to your service agreement

This letter confirms the following changes to your service agreement with Compass Pathfinder Ltd dated 18 November 2021 (**Service Agreement**), will take effect with the payroll following receipt of this fully executed agreement.

1. Clause 12 of your Service agreement will be deleted in its entirety and replaced with the following:

   12.1 The Company intends to comply with the employer pension duties in respect of the Executive in accordance with Part 1 of the Pensions Act 2008. The Executive wishes to opt out of the pension scheme. The Company will pay the Executive a taxable allowance in lieu of Compass employer pension contributions in the amount of 5% of their monthly salary. The allowance shall be paid in equal monthly instalments together with the Executive's salary. The allowance shall be subject to deductions for tax and national insurance. The allowance shall not be pensionable and shall not be considered for any salary-related payments or benefits, such as bonus.

   12.2 The Executive may opt-in to the Company pension scheme in the future or be given the option to renew any opt out. The Executive's participation in any Company pension arrangement would be subject to the rules of the relevant scheme and the statutory requirement as each are varied from time to time. The Company reserves the right to change the scheme provider, the funds available, the charging structure and the default fund from time to time.

The remaining terms of your Service Agreement shall remain unchanged.

This letter may be executed in any number of counterparts, each of which is an original and which together have the same effect as if each party had signed the same document.

This letter has been duly executed and delivered as a deed on the date first stated above.

In entering into this letter agreement, you confirm that you have had the opportunity to obtain your own financial advice, you are not relying on any statements made to you by the Company, and that you have not been induced to opt out of the pension scheme by the Company.

EXECUTED and **DELIVERED** as a **DEED** by)
for and on behalf of)
COMPASS PATHFINDER LIMITED)

[signature]

Director

in the presence of:

Signature of witness [signature]

Name of witness Alex Ratchford

Address of witness

33 Broadwick

London

Occupation of witness People Team

EXECUTED and **DELIVERED** as a **DEED**)
by **Matthew Owens**)

[signature]

Matt Owens

in the presence of:

Signature of witness [signature]

Name of witness Alex Ratchford

Address of witness

33 Broadwick

London

Occupation of witness People Team